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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                          Household International, Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                                 36-3121988
    ------------------------             ---------------------------------
    (State of incorporation)             (IRS Employer Identification No.)


    2700 Sanders Road
    Prospect Heights, Illinois                        60070
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(Address of principal executive offices)            (Zip Code)


If this form relates to the                    If this form relates to the
registration of a class of                     registration of a class of
securities pursuant to Section                 securities pursuant to Section
12(b) of the Exchange Act and is               12(g) of the Exchange Act and is
effective pursuant to General                  effective pursuant to General
Instruction A(c), please check                 Instruction A(d), please check
the following box   [ X ]                      the following box [   ]


Securities Act registration statement file number to which this form relates:
333-60510

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                         Name of each exchange on which
to be so registered                         each class is to be registered
-------------------                         ------------------------------
8.875% Adjustable Conversion-Rate
Equity Security Units                       New York Stock Exchange, Inc.



Securities to be registered pursuant to Section 12(g) of the Act:

None

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Item 1.  Description of Registrant's Securities to be Registered.

     The class of securities to be registered hereby is the 8.875% Adjustable Conversion-Rate Equity Security Units of Household International, Inc., a Delaware corporation ("Household").

     For a description of the 8.875% Adjustable Conversion-Rate Equity Security Units (the "Units" or "Normal Units"), reference is made to (i) the Registration Statement of Household on Form S-3 (Registration No.333-60510), filed with the Securities and Exchange Commission (the "Commission") on May 9, 2001, as amended by Pre-Effective Amendment No. 1, filed with the Commission on June 8, 2001,
(ii) the Registration Statement of Household Finance Corporation ("Household Finance") on Form S-3 (Registration No.333-61964), filed with the Commission on May 31, 2001, and (iii) the Prospectus Supplement, dated October 24, 2002, to the Prospectus of Household dated September 10, 2001 and the Prospectus of Household Finance dated June 6, 2001, describing the Units filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended ("Securities Act"), on October 28, 2002, and shall be incorporated by reference in this Registration Statement on Form 8-A.

Item 2.  Exhibits.

No.       Description
---       -----------
99.1 Indenture for Senior Debt Securities, dated as of November 1, 1994, between Household Finance and The Bank of New York, successor in interest to NationsBank of Tennessee, as Trustee, to be used in connection with the issuance of the Senior Notes of Household Finance which are a component of the Units of Household (incorporated herein by reference to Exhibit 4(e) to Household Finance's Registration Statement on Form S-3 No. 33-64175).

99.2 Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of June 1, 1992 (incorporated herein by reference to Exhibit 4(e) to Household Finance's Registration Statement on Form S-3 No. 33-48854) to be used in connection with the issuance of the Senior Notes of Household Finance which are a component of the Units of Household.


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 99.3     Form of First Supplemental Indenture between Household Finance and The
          Bank of New York, as Trustee, to be used in connection with the issuance of the Senior Notes of Household Finance which are a component of the Units of Household (incorporated herein by reference to Exhibit 4.3 of Household's Form 8-K dated October 24, 2002).

 99.4     Form of Senior Note (included in Exhibit 99.3).

 99.5 Form of Purchase Contract Agreement (incorporated herein by reference to Exhibit 4.5 of Household's Form 8-K dated October 24, 2002).

 99.6     Form of Pledge Agreement (incorporated herein by reference to Exhibit
          4.6 of Household's Form 8-K dated October 24, 2002).

 99.7     Form of Normal Unit (included in Exhibit 99.5).

 99.8     Form of Stripped Unit (included in Exhibit 99.5).

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    HOUSEHOLD INTERNATIONAL, INC.



Date: October 29,2002                     By: /s/ J. W. Blenke
                                              -------------------------
                                              J. W. Blenke
                                              Vice President- Group General
                                              Counsel and Assistant Secretary


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                                  Exhibit Index


No.       Description
---       -----------

 99.1     Indenture for Senior Debt Securities, dated as of November 1,
          1994, between Household Finance and The Bank of New York, successor in interest to NationsBank of Tennessee, as Trustee, to be used in connection with the issuance of the Senior Notes of Household Finance which are a component of the Units of Household (incorporated herein by reference to Exhibit 4(e) to Household Finance's Registration Statement on Form S-3 No. 33-64175).

 99.2 Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of June 1, 1992 (incorporated herein by reference to Exhibit 4(e) to Household Finance's Registration Statement on Form S-3 No. 33-48854).

 99.3 Form of First Supplemental Indenture between Household Finance and The Bank of New York, as Trustee, to be used in connection with the issuance of the Senior Notes of Household Finance which are a component of the Units of Household (incorporated herein by reference to Exhibit 4.3 of Household's Form 8-K dated October 24, 2002).

 99.4     Form of Senior Note (included in Exhibit 99.3).

 99.5 Form of Purchase Contract Agreement (incorporated herein by reference to Exhibit 4.5 of Household's Form 8-K dated October 24, 2002).

 99.6     Form of Pledge Agreement (incorporated herein by reference to Exhibit
          4.6 of Household's Form 8-K dated October 24, 2002).

 99.7     Form of Normal Unit (included in Exhibit 99.5).

 99.8     Form of Stripped Unit (included in Exhibit 99.5).